CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of June 30, 2018, we wholly-owned 58 Community Centered Properties® with
58 Community Centers	approximately 4.9 million square feet of gross leasable area, located in six of the top markets in the United States in
4.9 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14
1,308 tenants	properties with approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.7 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of June 30, 2018 provided a 48% premium rental rate compared to our larger
1.0 Million	space tenants. The largest of our 1,308 tenants at our wholly-owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended June 30, 2018.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.8%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	Boenning & Scattergood	JMP Securities	Ladenburg Thalmann	Maxim Group
Jack L. Mahaffey	Merrill Ross	Mitch Germain	Daniel P. Donlan	Michael Diana
James C. Mastandrea	610.862.5328	212.906.3546	212.409.2056	212.895.3641
David F. Taylor	mross@boenninginc.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com	mdiana@maximgrp.com
Trustee Emeritus:
Daniel G. DeVos	SunTrust Robinson Humphrey	B. Riley FBR
	Ki Bin Kim, CFA	Craig Kucera
* As of July 31, 2018	212.303.4124	540.277.3366
** Based on common share price	kibin.kim@suntrust.com	ckucera@brileyfbr.com
of $13.00 as of close of market on
July 31, 2018.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Second Quarter 2018 Results

- Operating Portfolio Occupancy Expands 170 Basis Points to 91.5% from the Prior-Year Quarter-
- Net Income per Share of $.04-
-Same Store NOI Growth of 3.1% from the Prior-Year Quarter -
- Leasing Volume: 258,597 SF and $20.3 Million in Total Lease Value -
- GAAP Rental rates grow 9.7% on new and renewal leases (trailing twelve months) -
- Reaffirms 2018 Full Year Guidance -
HOUSTON, August 1, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the second quarter ended June 30, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.
Highlights

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Second Quarter 2018 Compared to Second Quarter 2017:

Results in 2018 include impact of $1.9 million, or $0.04 per share, for professional fees and related expenses incurred in connection with our 2018 Annual Meeting.

•	9.5% growth in revenues to $33.1 million

•	Net income attributable to Whitestone REIT of $1.7 million, or $0.04 per diluted share, versus $2.0 million, or $0.05 per diluted share

•	11.8% growth in net operating income (“NOI”) to $22.7 million

•
G&A Costs, excluding professional fees and related expenses incurred in connection with our 2018 Annual Meeting and acquisition expenses, incurred in 2017, improved to 14.4% of revenue, compared to 17.0%

•	Funds from Operations (“FFO”) were $9.0 million, or $0.21 per diluted share, compared to $8.5 million or $0.22 per diluted share

•
FFO, excluding professional fees and related expenses incurred in connection with our 2018 Annual Meeting and acquisition expenses, incurred in 2017, increased 16.8% to $10.8 million, or $0.26 per diluted share

•	FFO Core was $12.3 million, or $0.29 per diluted share, compared to $11.6 million, or $0.31 per diluted share

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Whitestone continued to produce strong same store NOI growth as our leasing team continued to execute exceptionally well. The team leased 258,597 square feet in the second quarter bringing our first half of the year total to a company record for leasing of over 632,000 square feet to start 2018. Furthermore, we are particularly pleased to report significant progress in our long-term goals, making meaningful progress in improving our general and administrative cost as a percentage of revenue. As we look ahead, we expect to build on our positive first half results in our efforts to drive cashflow through our differentiated, E-Commerce Resistant business model to enhance long term, sustainable shareholder value.”

Real Estate Portfolio Update
Community Centered PropertiesTM Portfolio Statistics:
As of June 30, 2018, Whitestone wholly owned 58 Retail Community Centered PropertiesTM with 4.9 million square feet of gross leasable area ("GLA"). Whitestone’s properties are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (16) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that the Company’s properties in these markets are

(1) Source: Claritas, as of April 2017
located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.
At the end of the second quarter, the Company's diversified tenant base in its wholly-owned properties comprised 1,308 tenants, with the largest tenant accounting for only 3% of annualized base rental revenues.
Leasing Activity:
During the second quarter of 2018, the leasing team signed 96 leases totaling 258,597 square feet in new, expansion and renewal leases, compared to 89 leases totaling 231,244 square feet in the second quarter of 2017. The total lease value was $20.3 million compared to $21.0 million during the same period last year. Through June 30, 2018, leasing volume was 632,108 square feet compared to 451,537 square feet in the prior year.
The Company's total operating portfolio occupancy stood at 91.5% at quarter end, up 170 basis points from 89.8% at June 30, 2017.
Balance Sheet and Liquidity
Balance Sheet:
Reflecting the Company’s acquisition and disposition activity during the quarter and selective development and redevelopment, undepreciated real estate assets increased $9.2 million, or 0.8% to $1.15 billion at June 30, 2018 compared to $1.14 billion at June 30, 2017.
Liquidity and Debt:
As of June 30, 2018, 49 of Whitestone's 58 wholly-owned properties were unencumbered by mortgage debt, with an undepreciated cost basis of $751.7 million. The Company had total real estate debt, net of cash of $666.2 million, of which $428.1 million, or approximately 64%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.9% and the weighted average remaining term was 4.8 years.
Dividend
On June 13, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2018, to be paid in three equal installments of $0.095 in July, August, and September of 2018.

2018 Guidance
The Company reaffirms its previously released guidance for 2018 and expects net income attributable to Whitestone REIT for 2018 to range from $0.27 to $0.32 per share and FFO and FFO Core to range from $0.96 to $1.01 and $1.19 to $1.24 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the impact of professional fees and related expenses related to our 2018 Annual Meeting, the operational or capital impact of any future unannounced acquisition or any disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.
Accounting Treatment of Pillarstone OP
In November 2017, we received a comment letter from the Staff of the Division of Corporation Finance of the SEC (the “Staff”) relating to our Annual Report on Form 10-K for the year ended December 31, 2016. In their letter, the Staff requested that we provide them with an analysis to support our determination that Pillarstone OP is a variable interest entity (“VIE”) of which we are the primary beneficiary and that Pillarstone OP should be consolidated in our financial statements in accordance with GAAP. In response to the Staff’s comment, we provided the Staff with our analysis of our accounting and financial reporting obligations relating to our interest in Pillarstone OP. After communicating our analysis and conclusions to the Staff and responding to additional questions from the Staff relating to this matter, the Staff did not object to or otherwise take exception to our initial determinations at the time of the consummation of the Pillarstone OP contribution transactions in December 2016 but provided a verbal reminder that the determination of the primary beneficiary of a VIE should be continually reassessed, noting that the initial terms of our Management Agreements with respect to Pillarstone OP expired in December 2017, and suggesting that we consider pre-clearing future accounting treatment of Pillarstone OP with the Staff of the Office of the Chief Accountant (“OCA”).
In connection with the preparation and review of our financial statements for the quarter ended March 31, 2018, we concluded, in accordance with the Staff’s recommendation, and after consultation with our outside accounting advisors, that it would be prudent to seek the pre-clearance of the OCA of our proposed treatment of Pillarstone OP in our financial statements for such quarter. Accordingly, in April 2018, we submitted a letter to the OCA seeking their concurrence with our determinations that we maintained our status as the primary beneficiary of Pillarstone OP and, accordingly, should continue to consolidate Pillarstone OP in our financial statements for the quarter ended March 31, 2018 in accordance with GAAP. After further correspondence, including telephonic meetings between us, our advisors and the OCA, the OCA informed us that it objected to our conclusions that we were the primary beneficiary of Pillarstone OP and were required to consolidate it in our financial statements under the VIE accounting guidance since the contribution in December 2016 and during the subsequent periods. We and our independent registered public accounting firm respectfully disagreed with the OCA’s determination and made a formal appeal to the Chief Accountant of the SEC.
On July 30, 2018, the Chief Accountant of the SEC informed us that our formal appeal was denied and that the OCA objects to our consolidation of Pillarstone OP in our financial statements under the VIE accounting guidance since the contribution in December 2016. As a result, we should not have consolidated Pillarstone OP in our financial statements under VIE accounting guidance in our historical financial statements for the years ended December 31, 2016 and 2017 and the interim periods. After consideration of the OCA’s objection to our original accounting, we determined that the Pillarstone OP contribution agreements did not meet the requirements for derecognition of the underlying assets and we have revised our accounting treatment accordingly. The revised accounting treatment did not result in a material difference from the previous accounting.
Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, August 2, 2018 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:
Toll-Free Number (for domestic participants):    (800) 239-9838
Toll Number (for international participants):        (323) 794-2551
The conference call will be recorded and a telephone replay will be available through Thursday, August 16, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):	(844) 512-2921
Toll Number (for international participants):	(412) 317-6671
Pass Code (for all participants):	2887689

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.
The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.
Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.
About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; the Company’s ability to raise capital for working capital, acquisition or other uses on attractive terms or at all; the impact of the de-consolidation of Pillarstone OP on our historical and future financial statements, current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, acquisition costs, and proxy contest professional fees. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.
Whitestone REIT Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,149,528	$1,149,454
Accumulated depreciation	(141,442)	(131,034)
Total real estate assets	1,008,086	1,018,420
Cash and cash equivalents	3,125	5,005
Restricted cash	213	205
Marketable securities	—	32
Investment in real estate partnership	4,421	4,009
Escrows and acquisition deposits	6,515	7,916
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,464	21,140
Unamortized lease commissions and loan costs	6,911	7,157
Prepaid expenses and other assets	10,217	6,198
Total assets	$1,059,952	$1,070,082

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$667,595	$659,068
Accounts payable and accrued expenses	29,157	35,536
Tenants' security deposits	5,769	5,694
Dividends and distributions payable	11,628	11,466
Total liabilities	714,149	711,764
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,743,829 and 39,221,773 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	524,191	521,314
Accumulated deficit	(194,518)	(176,770)
Accumulated other comprehensive gain	6,430	2,936
Total Whitestone REIT shareholders' equity	336,141	347,518
Noncontrolling interests:
Redeemable operating partnership units	9,662	10,800
Total equity	345,803	358,318
Total liabilities and equity	$1,059,952	$1,070,082

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Property revenues
Rental revenues	$24,650	$23,010	$49,596	$44,306
Other revenues	8,422	7,198	17,072	14,169
Total property revenues	33,072	30,208	66,668	58,475

Property expenses
Property operation and maintenance	5,838	5,375	11,546	10,869
Real estate taxes	4,485	4,487	9,142	8,407
Total property expenses	10,323	9,862	20,688	19,276

Other expenses (income)
General and administrative	6,624	5,848	12,938	12,017
Depreciation and amortization	7,396	6,681	14,617	12,689
Interest expense	6,854	5,629	13,355	10,782
Interest, dividend and other investment income	(119)	(101)	(218)	(239)
Total other expense	20,755	18,057	40,692	35,249

Income before gain (loss) on sale or disposal of properties or assets and income taxes	1,994	2,289	5,288	3,950

Provision for income taxes	(84)	(89)	(213)	(170)
Gain on sale of properties	—	16	266	16
Profit sharing expense	(81)	(101)	(203)	(165)
Loss on sale or disposal of assets	(74)	(72)	(271)	(95)

Net income	1,755	2,043	4,867	3,536

Net income attributable to noncontrolling interests	45	60	128	114

Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.05	$0.12	$0.10
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.05	$0.11	$0.10

Weighted average number of common shares outstanding:
Basic	39,204	35,716	39,136	32,583
Diluted	40,679	36,544	40,519	33,493

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,755	$2,043	$4,867	$3,536

Other comprehensive gain

Unrealized gain (loss) on cash flow hedging activities	913	(780)	3,558	(48)
Unrealized gain on available-for-sale marketable securities	—	33	18	33

Comprehensive income	2,668	1,296	8,443	3,521

Less: Net income attributable to noncontrolling interests	45	60	128	114
Less: Comprehensive gain (loss) attributable to noncontrolling interests	23	(22)	93	(1)

Comprehensive income attributable to Whitestone REIT	$2,600	$1,258	$8,222	$3,408

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO AND FFO CORE	2018	2017	2018	2017
Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,124	6,445	14,101	12,240
Loss on sale or disposal of assets and properties, net	74	55	5	77
Net income attributable to redeemable operating partnership units	45	60	128	114
FFO	8,953	8,543	18,973	15,853
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,489	2,390	3,397	4,841
Proxy contest professional fees	1,854	—	2,534	—
Acquisition costs	—	716	—	1,134
FFO Core	$12,296	$11,649	$24,904	$21,828

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,953	$8,543	$18,973	$15,853
Distributions paid on unvested restricted common shares	(67)	(105)	(108)	(200)
FFO excluding amounts attributable to unvested restricted common shares	$8,886	$8,438	$18,865	$15,653
FFO Core excluding amounts attributable to unvested restricted common shares	$12,229	$11,544	$24,796	$21,628
Denominator:
Weighted average number of total common shares - basic	39,204	35,716	39,136	32,583
Weighted average number of total noncontrolling OP units - basic	1,033	1,086	1,058	1,093
Weighted average number of total common shares and noncontrolling OP units - basic	40,237	36,802	40,194	33,676

Effect of dilutive securities:
Unvested restricted shares	1,475	828	1,383	910
Weighted average number of total common shares and noncontrolling OP units - diluted	41,712	37,630	41,577	34,586

FFO per common share and OP unit - basic	$0.22	$0.23	$0.47	$0.46
FFO per common share and OP unit - diluted	$0.21	$0.22	$0.45	$0.45

FFO Core per common share and OP unit - basic	$0.30	$0.31	$0.62	$0.64
FFO Core per common share and OP unit - diluted	$0.29	$0.31	$0.60	$0.63

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422
General and administrative expenses	6,624	5,848	12,938	12,017
Depreciation and amortization	7,396	6,681	14,617	12,689
Interest expense	6,854	5,629	13,355	10,782
Interest, dividend and other investment income	(119)	(101)	(218)	(239)
Provision for income taxes	84	89	213	170
Gain on sale of properties	—	(16)	(266)	(16)
Profit sharing expense	81	101	203	165
Loss on disposal of assets	74	72	271	95
Net income attributable to noncontrolling interests	45	60	128	114
NOI	$22,749	$20,346	$45,980	$39,199

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,710	$1,983	$4,739	$3,422
Depreciation and amortization	7,396	6,681	14,617	12,689
Interest expense	6,854	5,629	13,355	10,782
Provision for income taxes	84	89	213	170
Gain on sale of properties	—	(16)	(266)	(16)
Profit sharing expense	81	101	203	165
Loss on disposal of assets	74	72	271	95
Net income attributable to noncontrolling interests	45	60	128	114
EBITDA (1)	$16,244	$14,599	$33,260	$27,421

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2018	2018	2017	2017
Net income attributable to Whitestone REIT	$1,710	$3,028	$1,921	$2,993
Depreciation and amortization	7,396	7,221	7,304	7,247
Interest expense	6,854	6,501	6,493	6,376
Provision for income taxes	84	129	90	126
Gain on sale of properties	—	(266)	—	—
Profit sharing expense	81	122	50	63
Loss on disposal of assets	74	197	48	40
Net income attributable to noncontrolling interests	45	206	104	147
EBITDA (1)	$16,244	$17,138	$16,010	$16,992

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,			Percent
	2018	2017	Change	Change
Same Store (50 properties, exclusive of land held for development)
Property revenues
Rental revenues	$18,060	$18,146	$(86)	—%
Other revenues	6,533	6,004	529	9%
Total property revenues	24,593	24,150	443	2%

Property expenses
Property operation and maintenance	4,107	4,041	66	2%
Real estate taxes	3,347	3,482	(135)	(4)%
Total property expenses	7,454	7,523	(69)	(1)%

Total Same Store net operating income	17,139	16,627	512	3%

Non-Same Store (3 Properties, exclusive of land held for development)
Property revenues
Rental revenues	3,323	1,678	1,645	Not meaningful
Other revenues	1,306	543	763	Not meaningful
Total property revenues	4,629	2,221	2,408	Not meaningful

Property expenses
Property operation and maintenance	708	192	516	Not meaningful
Real estate taxes	497	378	119	Not meaningful
Total property expenses	1,205	570	635	Not meaningful

Total Non-Same Store net operating income	3,424	1,651	1,773	Not meaningful

Pillarstone OP properties (14 Properties)
Property revenues
Rental revenues	3,267	3,186	81	3%
Other revenues	583	651	(68)	(10)%
Total property revenues	3,850	3,837	13	—%

Property expenses
Property operation and maintenance	1,023	1,142	(119)	(10)%
Real estate taxes	641	627	14	2%
Total property expenses	1,664	1,769	(105)	(6)%

Total Pillarstone OP properties net operating income	2,186	2,068	118	6%

Total property net operating income	22,749	20,346	2,403	12%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	20,994	18,303	2,691	15%

Net income	$1,755	$2,043	$(288)	(14)%

	Six Months Ended June 30,			Percent
	2018	2017	Change	Change
Same Store (50 properties, exclusive of land held for development)
Property revenues
Rental revenues	$36,248	$36,140	$108	—%
Other revenues	12,718	12,335	383	3%
Total property revenues	48,966	48,475	491	1%

Property expenses
Property operation and maintenance	8,176	8,485	(309)	(4)%
Real estate taxes	6,374	6,735	(361)	(5)%
Total property expenses	14,550	15,220	(670)	(4)%

Total Same Store net operating income	34,416	33,255	1,161	3%

Non-Same Store (3 Properties, exclusive of land held for development)
Property revenues
Rental revenues	6,807	1,753	5,054	Not meaningful
Other revenues	2,979	579	2,400	Not meaningful
Total property revenues	9,786	2,332	7,454	Not meaningful

Property expenses
Property operation and maintenance	1,297	241	1,056	Not meaningful
Real estate taxes	1,445	405	1,040	Not meaningful
Total property expenses	2,742	646	2,096	Not meaningful

Total Non-Same Store net operating income	7,044	1,686	5,358	Not meaningful

Pillarstone OP properties (14 Properties)
Property revenues
Rental revenues	6,541	6,413	128	2%
Other revenues	1,375	1,255	120	10%
Total property revenues	7,916	7,668	248	3%

Property expenses
Property operation and maintenance	2,073	2,143	(70)	(3)%
Real estate taxes	1,323	1,267	56	4%
Total property expenses	3,396	3,410	(14)	—%

Total Pillarstone OP properties net operating income	4,520	4,258	262	6%

Total property net operating income	45,980	39,199	6,781	17%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	41,113	35,663	5,450	15%

Net income	$4,867	$3,536	$1,331	38%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2018 to the three months ended June 30, 2017, Same Stores include properties owned before April 1, 2017 and not sold before June 30, 2018. For purposes of comparing the six months ended June 30, 2018 to the six months ended June 30, 2017, Same Stores include properties owned before January 1, 2017 and not sold before June 30, 2018.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2018 to the three months ended June 30, 2017, Non-Same Stores include properties acquired between April 1, 2017 and June 30, 2018 and properties sold between April 1, 2017 and June 30, 2018, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2018 to the six months ended June 30, 2017, Non-Same Stores include properties acquired between January 1, 2017 and June 30, 2018 and properties sold between January 1, 2017 and June 30, 2018, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Other Financial Information:(1)

Tenant improvements (2)	$590	$931	$1,422	$1,644
Leasing commissions (2)	$476	$765	$944	$1,026
Maintenance capital	$839	$975	$1,876	$1,648
Scheduled debt principal payments	$577	$573	$1,166	$1,138
Straight line rent income	$348	$828	$694	$1,242
Market rent amortization income from acquired leases	$240	$153	$486	$301
Non-cash share-based compensation expense	$1,489	$2,390	$3,397	$4,841
Non-real estate depreciation and amortization	$69	$43	$136	$88
Amortization of loan fees	$322	$310	$644	$615
Acquisition costs	$—	$716	$—	$1,134
Undepreciated value of unencumbered properties	$775,833	$751,827	$775,833	$751,827
Number of unencumbered properties	53	52	53	52
Full time employees	96	106	96	106

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2018
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.5%	39,744
Operating partnership units outstanding	2.5%	1,009
Total	100.0%	40,753

Market price of common shares as of
June 29, 2018		$12.48

Total equity capitalization		508,597	43%

Debt Capitalization:
Outstanding debt		$669,279
Less: Cash and cash equivalents		(3,125)
Total debt capitalization		666,154	57%

Total Market Capitalization as of
June 30, 2018		$1,174,751	100%

SELECTED RATIOS:
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2018	2018	2017	2017
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$16,244	$17,138	$16,010	$16,992

Interest expense	6,854	6,501	6,493	6,376
Less: amortization of loan fees	(326)	(327)	(330)	(329)
Interest expense, excluding amortization of loan fees	6,528	6,174	6,163	6,047

Ratio of EBITDA to interest expense	2.5	2.8	2.6	2.8

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$669,279	$670,300	$660,929	$664,624
Less: Cash	(3,125)	(6,976)	(5,005)	(4,092)
Outstanding debt after cash	$666,154	$663,324	$655,924	$660,532

Undepreciated real estate assets	$1,149,528	$1,148,176	$1,149,454	$1,144,558

Ratio of debt to real estate assets	58%	58%	57%	58%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2018	2018	2017	2017
Debt/EBITDA Ratio
Outstanding debt	$669,279	$670,300	$660,929	$664,624
Less: Cash	(3,125)	(6,976)	(5,005)	(4,092)
Outstanding debt after cash	666,154	663,324	655,924	660,532

EBITDA	$16,244	$17,138	$16,010	$16,992
Share based compensation	1,489	1,908	2,881	2,704
Proxy contest costs	1,854	680	—	—
Acquisition costs	—	—	227	264
EBITDA, adjusted	19,587	19,726	19,118	19,960

Pro forma annualized EBITDA, adjusted (1)	78,348	78,904	76,472	79,840

Ratio of debt to pro forma EBITDA, adjusted	8.50	8.41	8.58	8.27

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2018	December 31, 2017
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,620	$9,740
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	32,624	33,148
$6.5 million 3.80% Note, due January 1, 2019	5,750	5,842
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,179	19,360
$14.0 million 4.34% Note, due September 11, 2024	13,832	13,944
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	15,932	16,058
$15.1 million 4.99% Note, due January 6, 2024	14,754	14,865
$2.6 million 5.46% Note, due October 1, 2023	2,451	2,472
$1.3 million 3.47% Note, due November 28, 2018	637	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (6)	241,200	232,200
Total notes payable principal	669,279	660,929
Less deferred financing costs, net of accumulated amortization	(1,684)	(1,861)
	$667,595	$659,068

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2018
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2018	$979	$10,579	$11,558	1.7%
2019	2,392	246,857	249,249	37.2%
2020	2,876	79,951	82,827	12.4%
2021	1,918	50,000	51,918	7.8%
2022	2,007	100,000	102,007	15.2%
Thereafter	2,437	169,283	171,720	25.7%
Total	$12,609	$656,670	$669,279	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31,	December 31,	September 30,
Community Centered Properties®	2018	2018	2018	2017	2017
Whitestone	4,913,934	91%	91%	91%	90%
Pillarstone	1,531,737	77%	78%	81%	80%
Development, New Acquisitions (1)	35,351	72%	71%	79%	77%
Total	6,481,022	88%	88%	88%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,845	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,164	1.4%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	947	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	875	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2018, 2018, 2019, 2022 and 2024
Bashas' Inc. (6)	Phoenix	823	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Dollar Tree (7)	Houston and Phoenix	754	0.9%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2020, 2020, 2021, 2021, 2022, 2023 and 2027
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	552	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	Houston, Phoenix and San Antonio	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2020
Regus Corporation	Houston	434	0.5%	5/23/14	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
		$13,994	17.0%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2018 for each applicable tenant multiplied by 12.

(3)
As of June 30, 2018, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents approximately 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of June 30, 2018, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of June 30, 2018, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $130,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $37,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of June 30, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(7)
As of June 30, 2018, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in 2022, was $73,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of June 30, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $421,000, which represents approximately 0.5% of our total annualized base rental revenue.

(9)
As of June 30, 2018, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
RENEWALS
Number of Leases	52	54	134	115
Total Square Feet (1)	125,867	123,307	362,621	292,019
Average Square Feet	2,421	2,283	2,706	2,539
Total Lease Value	$5,988,000	$6,063,000	$23,960,000	$15,676,000
NEW LEASES
Number of Leases	44	35	89	65
Total Square Feet (1)	132,730	107,937	269,487	159,518
Average Square Feet	3,017	3,084	3,028	2,454
Total Lease Value	$14,318,000	$14,931,000	$26,076,000	$21,616,000
TOTAL LEASES
Number of Leases	96	89	223	180
Total Square Feet (1)	258,597	231,244	632,108	451,537
Average Square Feet	2,694	2,598	2,835	2,509
Total Lease Value	$20,306,000	$20,994,000	$50,036,000	$37,292,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
RENEWALS
Number of Leases	35	39	94	80
Total Square Feet (1)	82,902	76,815	228,891	175,617
Average Square Feet	2,369	1,970	2,435	2,195
Total Lease Value	$4,467,000	$4,472,000	$19,841,000	$12,639,000
NEW LEASES
Number of Leases	30	26	64	50
Total Square Feet (1)	96,372	73,046	181,366	116,812
Average Square Feet	3,212	2,809	2,834	2,336
Total Lease Value	$12,213,000	$12,566,000	$21,381,000	$18,980,000
TOTAL LEASES
Number of Leases	65	65	158	130
Total Square Feet (1)	179,274	149,861	410,257	292,429
Average Square Feet	2,758	2,306	2,597	2,249
Total Lease Value	$16,680,000	$17,038,000	$41,222,000	$31,619,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2018	44	$6,742,884	101,947	3.5	$160,900	$1.58	$16.18	$15.86	$32,477	2.0%	$130,890	8.3%
1st Quarter 2018	72	17,429,259	163,855	5.3	876,180	5.35	20.36	19.39	160,056	5.0%	411,153	13.4%
4th Quarter 2017	41	5,888,396	94,707	3.4	260,575	2.75	17.76	18.46	(66,019)	(3.8)%	69,983	4.2%
3rd Quarter 2017	49	12,691,808	168,487	4.0	393,084	2.33	17.30	17.04	44,042	1.5%	270,777	9.5%
Total - 12 months	206	$42,752,347	528,996	4.2	$1,690,739	$3.20	$18.11	$17.79	$170,556	1.8%	$882,803	9.7%

Comparable New Leases:
2nd Quarter 2018	9	$2,276,805	19,045	5.3	$80,156	$4.21	$18.95	$18.15	$15,162	4.4%	$40,356	12.2%
1st Quarter 2018	13	2,054,761	17,866	4.7	171,227	9.58	24.77	23.29	26,477	6.4%	46,624	12.1%
4th Quarter 2017	6	571,405	7,812	4.1	102,064	13.07	18.01	16.56	11,375	8.8%	11,509	9.4%
3rd Quarter 2017	13	4,198,032	60,574	3.8	222,992	3.68	15.68	17.24	(94,183)	(9.0)%	82,008	8.0%
Total - 12 months	41	$9,101,003	105,297	4.3	$576,439	$5.47	$17.99	$18.38	$(41,169)	(2.1)%	$180,497	9.7%

Comparable Renewal Leases:
2nd Quarter 2018	35	$4,466,079	82,902	3.1	$80,744	$0.97	$15.54	$15.33	$17,315	1.4%	$90,534	7.3%
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82	18.91	133,579	4.8%	364,529	13.6%
4th Quarter 2017	35	5,316,991	86,895	3.3	158,511	1.82	17.74	18.63	(77,394)	(4.8)%	58,474	3.8%
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20	16.92	138,225	7.6%	188,769	10.4%
Total - 12 months	165	$33,651,344	423,699	4.1	$1,114,300	$2.63	$18.14	$17.64	$211,725	2.8%	$702,306	9.6%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2018	65	$16,679,049	179,274	4.7	$625,455	$3.49	$16.51
1st Quarter 2018	93	24,542,944	230,983	5.3	1,498,304	6.49	19.29
4th Quarter 2017	53	10,969,822	144,267	5.4	1,154,433	8.00	16.36
3rd Quarter 2017	67	16,337,364	201,742	4.1	566,574	2.81	18.21
Total - 12 months	278	$68,529,179	756,266	4.9	$3,844,766	$5.08	$17.79

New
2nd Quarter 2018	30	$12,212,970	96,372	6.2	$544,711	$5.65	$17.35
1st Quarter 2018	34	9,168,446	84,994	5.4	793,351	9.33	18.38
4th Quarter 2017	16	5,066,334	50,746	8.9	864,662	17.04	13.18
3rd Quarter 2017	31	7,843,588	93,829	4.1	396,482	4.23	18.23
Total - 12 months	111	$34,291,338	325,941	5.8	$2,599,206	$7.97	$17.22

Renewal
2nd Quarter 2018	35	$4,466,079	82,902	3.1	$80,744	$0.97	$15.54
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82
4th Quarter 2017	37	5,903,488	93,521	3.5	289,771	3.10	18.09
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20
Total - 12 months	167	$34,237,841	430,325	4.2	$1,245,560	$2.89	$18.21

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	294	613,298	9.5%	$8,592	9.0%	$14.01
2019	325	821,442	12.7%	14,448	15.1%	17.59
2020	275	1,000,583	15.4%	15,591	16.3%	15.58
2021	232	678,629	10.5%	11,606	12.1%	17.10
2022	195	771,389	11.9%	12,748	13.3%	16.53
2023	142	532,873	8.2%	7,970	8.3%	14.96
2024	53	431,174	6.7%	7,147	7.5%	16.58
2025	47	182,462	2.8%	3,823	4.0%	20.95
2026	23	173,228	2.7%	3,331	3.5%	19.23
2027	29	192,401	3.0%	3,886	4.1%	20.20
Total	1,615	5,397,479	83.4%	$89,142	93.2%	$16.52

(1)	Lease expirations table reflects rents in place as of June 30, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	202	364,109	7.4%	$5,926	7.2%	$16.28
2019	256	596,303	12.0%	11,848	14.4%	19.87
2020	211	753,566	15.2%	13,050	15.8%	17.32
2021	184	509,983	10.3%	9,604	11.6%	18.83
2022	165	667,388	13.5%	11,422	13.9%	17.11
2023	120	418,003	8.4%	6,850	8.3%	16.39
2024	50	410,038	8.3%	6,756	8.2%	16.48
2025	41	152,485	3.1%	3,530	4.3%	23.15
2026	22	168,533	3.4%	3,331	4.0%	19.76
2027	26	175,370	3.5%	3,507	4.3%	20.00
Total	1,277	4,215,778	85.1%	$75,824	92.0%	$17.99

(1)	Lease expirations table reflects rents in place as of June 30, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

	Six Months	Projected Range
	Ended	Full Year 2018
	June 30, 2018	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.11	$0.27	$0.32
FFO per common share and OP unit - diluted	$0.45	$0.96	$1.01
FFO Core per common share and OP unit - diluted	$0.60	$1.19	$1.24

Operating Assumptions
Same Store NOI growth - wholly owned properties	3.5%	2.5%	3.7%
Same Store NOI growth - Pillarstone OP	6.2%	(2.0)%	2.0%
Same Store NOI growth - all properties	3.8%	2.0%	3.5%

Ending occupancy - wholly owned properties	91.3%	90.5%	91.5%
Ending occupancy - Pillarstone OP	77.3%	80.5%	81.5%
Ending occupancy - all properties	88.0%	88.2%	89.2%

General and administrative expense (excluding acquisition and proxy contest costs) as a % of total property revenue	15.6%	16.3%	15.5%

Net debt to adjusted EBITDA - Year End	8.50X	8.40X	8.20X
Average interest rate on all debt	3.9%	4.1%	4.1%
Weighted average shares and OP units	41,577	41,672	41,672

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the cost of our 2018 annual meeting proxy contest or the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
	Six Months	Projected Range
	Ended	Full Year 2018
Guidance:	June 30, 2018	Low	High
Net income attributable to Whitestone REIT	$0.11	$0.27	$0.32

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.34	0.68	0.68
Net income attributable to noncontrolling interests	—	0.01	0.01
FFO	$0.45	$0.96	$1.01

Adjustments to reconcile FFO to FFO Core:
Proxy contest professional fees	0.07	—	—
Acquisition pursuit and transaction costs	—	0.02	0.02
Share based compensation expense	0.08	0.21	0.21
FFO Core	$0.60	$1.19	$1.24

(1)	Includes pro-rata share attributable to Pillarstone OP.

Note: Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents managements estimate of results based upon these assumptions as of the date of this press release.

Whitestone REIT and Subsidiaries Property Details As of June 30, 2018

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2018	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$778	$12.45	$12.74
Anthem Marketplace	Phoenix	2000	113,293	97%	1,806	16.43	16.27
Bissonnet Beltway	Houston	1978	29,205	74%	306	14.16	13.84
BLVD Place	Houston	2014	216,944	99%	8,459	39.39	42.57
The Citadel	Phoenix	2013	28,547	84%	476	19.85	17.39
City View Village	San Antonio	2005	17,870	93%	485	29.18	29.49
Davenport Village	Austin	1999	128,934	100%	3,189	24.73	25.56
Desert Canyon	Phoenix	2000	62,533	87%	735	13.51	13.99
Eldorado Plaza	Dallas	2004	221,577	98%	3,115	14.35	14.88
Fountain Hills	Phoenix	2009	111,289	86%	1,621	16.94	17.05
Fountain Square	Phoenix	1986	118,209	88%	1,800	17.30	16.66
Fulton Ranch Towne Center	Phoenix	2005	120,575	83%	1,725	17.24	18.01
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	907	18.35	18.78
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.77
Heritage Trace Plaza	Dallas	2006	70,431	96%	1,566	23.16	23.18
Headquarters Village	Dallas	2009	89,134	83%	2,029	27.43	31.62
Keller Place	Dallas	2001	93,541	98%	986	10.76	11.40
Kempwood Plaza	Houston	1974	93,161	84%	921	11.77	12.64
La Mirada	Phoenix	1997	147,209	80%	2,463	20.91	21.62
Lion Square	Houston	2014	117,592	98%	1,363	11.83	12.57
The Marketplace at Central	Phoenix	2012	111,130	99%	997	9.06	8.65
Market Street at DC Ranch	Phoenix	2003	242,459	93%	4,403	19.53	19.33
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	84%	1,455	14.59	16.14
Paradise Plaza	Phoenix	1983	125,898	87%	1,525	13.92	13.96
Parkside Village North	Austin	2005	27,045	100%	784	28.99	30.25
Parkside Village South	Austin	2012	90,101	98%	2,334	26.43	26.68
Pima Norte	Phoenix	2007	35,110	68%	406	17.01	17.68
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,277	20.97	21.35
Pinnacle Phase II	Phoenix	2017	27,063	91%	648	26.31	28.99
The Promenade at Fulton Ranch	Phoenix	2007	98,792	87%	1,117	13.00	16.23
Providence	Houston	1980	90,327	97%	819	9.35	9.68
Quinlan Crossing	Austin	2012	109,892	91%	2,164	21.64	23.20
Seville	Phoenix	1990	90,042	72%	2,197	33.89	34.34
Shaver	Houston	1978	21,926	100%	308	14.05	14.00
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,667	21.16	21.07
Shops at Starwood	Dallas	2006	55,385	88%	1,466	30.08	30.39
The Shops at Williams Trace	Houston	1985	132,991	96%	1,823	14.28	14.62
South Richey	Houston	1980	69,928	97%	698	10.29	10.67
Spoerlein Commons	Chicago	1987	41,455	73%	669	22.11	21.51
The Strand at Huebner Oaks	San Antonio	2000	73,920	93%	1,500	21.82	22.08
SugarPark Plaza	Houston	1974	95,032	100%	1,169	12.30	12.50
Sunridge	Houston	1979	49,359	83%	524	12.79	12.50
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	639	18.76	18.26
Terravita Marketplace	Phoenix	1997	102,733	95%	1,348	13.81	14.62
Torrey Square	Houston	1983	105,766	88%	779	8.37	8.14
Town Park	Houston	1978	43,526	100%	950	21.83	21.23
Village Square at Dana Park	Phoenix	2009	323,026	90%	6,004	20.65	20.77
Westchase	Houston	1978	50,332	86%	580	13.40	13.10
Williams Trace Plaza	Houston	1983	129,222	92%	1,778	14.96	14.91
Windsor Park	San Antonio	2012	196,458	97%	1,928	10.12	10.16
Woodlake Plaza	Houston	1974	106,169	85%	1,497	16.59	16.05
Total/Weighted Average - Whitestone Properties			4,913,934	91%	81,307	18.18	18.70
Whitestone Development Properties:
Shops at Starwood Phase III	Dallas	2016	35,351	72%	$933	36.66	$37.28
Total/Weighted Average - Development Properties (4)			35,351	72%	933	36.66	37.28

Total/Weighted Average - Whitestone Properties			4,949,285	91%	82,240	18.26	18.78

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	68%	$978	$11.43	$14.17
Corporate Park Northwest	Houston	1981	174,359	77%	1,680	12.51	12.60
Corporate Park West	Houston	1999	175,665	79%	1,656	11.93	11.59
Corporate Park Woodland	Houston	2000	99,937	76%	867	11.42	11.28
Corporate Park Woodland II	Houston	2000	14,344	100%	230	16.03	16.10
Dairy Ashford	Houston	1981	42,902	62%	195	7.33	7.14
Holly Hall Industrial Park	Houston	1980	90,000	76%	544	7.95	7.40
Holly Knight	Houston	1984	20,015	100%	398	19.89	19.49
Interstate 10 Warehouse	Houston	1980	151,000	60%	507	5.60	5.43
Main Park	Houston	1982	113,410	86%	640	6.56	7.51
Plaza Park	Houston	1982	105,530	62%	580	8.86	8.53
Uptown Tower	Dallas	1982	253,981	84%	4,104	19.24	19.70
Westbelt Plaza	Houston	1978	65,619	82%	513	9.53	10.54
Westgate Service Center	Houston	1984	97,225	100%	781	8.03	8.00
Total/Weighted Average - Pillarstone Properties			1,529,861	77%	13,673	11.61	11.90

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,479,146	88%	$95,913	$16.82	$17.29

(1)
Calculated as the tenant's actual June 30, 2018 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2018. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2018 equaled approximately $305,000 for the month ended June 30, 2018.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of June 30, 2018. Excludes vacant space as of June 30, 2018.

(3)
Represents (i) the contractual base rent for leases in place as of June 30, 2018, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2018.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of June 30, 2018, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™

www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Torrey Square • Lion Square • Woodlake Plaza • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

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Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037